UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

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CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, Louis Lacasse resigned from the Board of Directors (the “Board”) of Conatus Pharmaceuticals Inc. (the “Company”). Mr. Lacasse’s decision to resign from the Board did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices. In connection with this resignation, pursuant to the bylaws of the Company, the Board voted to decrease the size of the Board from eight to seven members. Further, the Board appointed James Scopa as a member of the Audit Committee to replace Mr. Lacasse as an Audit Committee member.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Conatus Pharmaceuticals Inc. (the “Company”) held its annual meeting of stockholders on June 23, 2016. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	The election of three nominees to serve as Class III directors for a three-year term to expire at the 2019 annual meeting of stockholders. The following three Class III directors were re-elected by the votes indicated:

	For	Withheld	Broker Non-Votes
David F. Hale	9,689,076	53,130	7,477,230
Steven J. Mento, Ph.D.	9,688,576	53,630	7,477,230
Harold Van Wart, Ph.D.	9,689,076	53,130	7,477,230

2.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The selection was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
17,159,508	52,884	7,044	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary